EXHIBIT 21.1
SIGNIFICANT SUBSIDIARIES OF SUN-TIMES MEDIA GROUP, INC.
AS OF DECEMBER 31, 2007

JURISDICTION OF
NAME OF SUBSIDIARY	ORGANIZATION

3016296 Nova Scotia Company	Nova Scotia
446065 B.C. Ltd.	British Columbia
634854 B.C. Ltd.	British Columbia
Alliance News Inc.	Delaware
American Publishing Company LLC (formerly American Publishing Company)	Delaware
American Publishing Management Services, Inc.	Illinois
American Publishing (1991) LLC (formerly American Publishing (1991) Inc.)	Delaware
APAC-95 Oklahoma Holdings, Inc.	Delaware
Centerstage Media, LLC	Illinois
Chicago Group Acquisition LLC (formerly Chicago Group Acquisition Inc.)	Delaware
Chicago Sun-Times Features, Inc.	Delaware
Chicago Sun-Times LLC (formerly Chicago Sun-Times, Inc.)	Delaware
Creditscheme Limited	England
Deedtask Limited	England
Digital Chicago Inc.	Illinois
DT Holdings	England
First DT Holdings	England
Fox Valley Publications LLC (formerly Fox Valley Publications, Inc.)	Delaware
HC Holdings Company	Nova Scotia
HGP, Partnership	New York
HIF Corp.	Nova Scotia
HIPI (2002) Inc.	Delaware
Hollinger Australian Holdings Limited (formerly Telegraph Australian Holdings Limited)	Delaware/England
Hollinger Canadian Publishing Holdings Co.	Nova Scotia
Hollinger (Challenger) Holdings Co.	Nova Scotia
Hollinger International Publishing Inc.	Delaware
Hollinger UK Holdings	England
HTH BenHoldco LLC (formerly HTH BenHoldco Inc.)	Delaware
HTH Holdings Inc.	Delaware
HTNM LLC	Delaware
HTNM Ventures Limited	England
HTPC Corporation	Maryland
The Johnstown Tribune Publishing Company	Delaware

JURISDICTION OF
NAME OF SUBSIDIARY	ORGANIZATION
LHAT Corporation	Delaware
Media Reinsurance Corp.	Barbados
Meridian Star, Inc.	Delaware
Midwest Suburban Publishing, Inc.	Delaware
Mostad Publications Ltd. (30% ownership interest)	British Columbia
Northern Miner U.S.A. Inc.	Delaware
Oklahoma Airplane LLC	Delaware
Pioneer Newspapers Inc.	Delaware
Reach Chicago LLC (formerly Reach Chicago Inc.)	Delaware
Second DT Holdings	England
TAHL (2002) Inc.	Delaware
The Post-Tribune Company LLC (formerly The Post-Tribune Company)	Delaware
The Red Streak Holdings Company	Illinois
ROGEREBERT.COM, LLC (20% ownership interest)	Illinois
Sun Telemarketing LLC (formerly Sun Telemarketing Inc.)	Delaware
The Sun-Times Company	Delaware
Sun-Times Distribution Systems, Inc.	Delaware
Sun-Times PRD Inc.	Delaware
XSTMBusCommUSA Inc.	Indiana
XSTMHoldings LLC	Delaware